Exhibit 99.1

FOR IMMEDIATE RELEASE


            REVLON ANNOUNCES SUCCESS OF CONSENT SOLICITATION FOR ITS
                        12% SENIOR SECURED NOTES DUE 2005

              PERIOD TO RECEIVE FULL TENDER CONSIDERATION EXTENDED


NEW YORK, April 30, 2004 - Revlon, Inc. (NYSE: REV) today announced that, in connection with the tender offer and consent solicitation by its wholly-owned subsidiary, Revlon Consumer Products Corporation ("RCPC"), with respect to RCPC's 12% Senior Secured Notes due 2005, approximately 97% of the total issued and outstanding principal amount of the notes have been validly tendered, representing a sufficient number of consents to certain amendments to the indenture. The Company also indicated that it is extending the deadline for tendering and receiving the full tender consideration with respect to the 12% Senior Secured Notes, from 5:00 PM EDT on April 29, 2004 to the tender offer expiration at 5:00 PM EDT on May 14, 2004. The Company indicated that, through 5:00 PM EDT on April 29, 2004, holders have tendered $352,971,000 aggregate principal amount of the 12% Senior Secured Notes.


The amendments to the indenture will eliminate substantially all of the restrictive covenants contained in the indenture governing the 12% Senior Secured Notes and release the guarantees of RCPC's obligations, and the collateral securing the obligations of RCPC and the guarantors, under the indenture. The supplemental indenture incorporating the amendments, as described in the Offer to Purchase for Cash and Consent Solicitation dated April 16, 2004 (the "Offer to Purchase") will not become operative unless RCPC's tender offer for the 12% Senior Secured Notes is consummated in accordance with its terms.


This press release announces the Withdrawal Deadline, as described in the Offer to Purchase; accordingly, holders who have validly tendered 12% Senior Secured Notes as of this time (the "Withdrawal Deadline") are no longer permitted to withdraw their 12% Senior Secured Notes and related consents. In addition, holders who tender 12% Senior Secured Notes between now and the expiration date of the tender offer will not be permitted to withdraw their 12% Senior Secured Notes. In order to allow holders of the 12% Senior Secured Notes to utilize the DTC Automated Tender Offer Program throughout the entire tender offer, the expiration has been extended from 3:00 PM EDT to 5:00 PM EDT on the same date as previously announced, May 14, 2004.


Holders of the notes can obtain copies of the offer to purchase and related materials from D.F. King & Co., Inc., the Information Agent, at (800) 949-2583 (toll free) or (212) 269-5550 (collect). Citigroup Global Markets Inc. ("Citigroup") is acting as Dealer Manager. Questions regarding the solicitation can be addressed to Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Holders of the 12% Senior Secured Notes may obtain a hypothetical quote of the consideration to be paid by calling either the Dealer Manager or the Information Agent. In addition, promptly following the final calculation of the consideration for the 12% Senior Secured Notes, the Company will publicly announce, by press release, the pricing information.


None of Revlon, RCPC, Citigroup or the Information Agent makes any recommendations as to whether or not holders should tender their notes, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender notes and, if so, the principal amount of notes to tender.


CONTACTS:
INVESTOR RELATIONS:                                  MEDIA:
MARIA A. SCEPPAGUERCIO                               CATHERINE FISHER
(212) 527-5230                                       (212) 527-5727


                           Forward Looking Statements

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events and the Company's estimates regarding the consummation of the refinancing transactions, including the tender offers and consent solicitation, and the amounts and timing thereof. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs, the inability of RCPC to consummate the refinancing transactions, including completing the tender offers and consent solicitation, or changes in the amount or timing thereof. Factors other than those listed above could also cause the Company's results to differ materially from expected results.